Exhibit 11.01 --- COMPUTATION OF PER SHARE LOSS
(In thousands, except per share data)


                                                  1995       1994        1993
                                                  ----       ----        ----
Primary:
Average shares outstanding                       15,049     13,598      12,905
Net effect of dilutive stock options -
     based on the treasury stock method
     using average market price                       -          -           -
                                              ---------   --------    --------
Totals                                           15,049     13,598      12,905
                                              ---------   --------    --------
                                              ---------   --------    --------
Net loss                                      $(131,742)  $(77,475)   $(20,139)
                                              ---------   --------    --------
                                              ---------   --------    --------
Per share amount                              $   (8.75)  $  (5.70)   $  (1.56)
                                              ---------   --------    --------
                                              ---------   --------    --------




Fully diluted:
Average shares outstanding                       15,049     13,598      12,905
Net effect of dilutive stock options -
     based on the treasury stock method
     using quarter end market price
     which is greater than average
     market price                                     -          -           -
                                              ---------   --------    --------

Totals                                           15,049     13,598      12,905
                                              ---------   --------    --------
                                              ---------   --------    --------
Net loss                                      $(131,742)  $(77,475)   $(20,139)
                                              ---------   --------    --------
                                              ---------   --------    --------
Per share amount                              $   (8.75)  $  (5.70)   $  (1.56)
                                              ---------   --------    --------
                                              ---------   --------    --------







* The primary net loss per share is shown in the statements of operations. Net loss per share under the primary and fully diluted calculations are equivalent.


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